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                                                                      Exhibit 23

                   Consent of Independent Public Accountants

   We hereby consent to the incorporation by reference of our report dated March 29, 2001 relating to the financial statements of Storage Computer Corporation appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 into the Company's previously filed Registration Statements on Form S-3 (No. 333-38422 and 333-47630) and Form S-8 (No. 333-43932).

                                          /s/ BDO Seidman, LLP
Boston, Massachusetts
April 13, 2001